Exhibit 99.1

FireEye Reports Record Billings and Revenue for Fourth Quarter and Fiscal Year 2015

Expanding Platform Adoption Drives Record Annual Operating Cash Flow, While Recent iSIGHT Partners and Invotas Acquisitions Extend Addressable Market for 2016

MILPITAS, Calif. – Feb. 11, 2016 – FireEye, Inc. (NASDAQ: FEYE), the leader at stopping today’s advanced cyber attacks, today announced financial results for the fourth quarter and fiscal year ended December 31, 2015.

“We made tremendous progress in 2015 on our multi-year journey to build the world’s leading advanced threat management platform,” said David DeWalt, FireEye chairman of the board and chief executive officer. “On a year-over-year basis, we grew billings 35 percent, increased revenue 46 percent, added nearly 1,200 new customers, and expanded our international presence. We also made progress on our path to profitability, generating record annual cash flow from operations and improved operating margins.”

“These results reflect the powerful synergies that resulted from the combination of FireEye and Mandiant as we transformed our company and our industry. I am pleased to announce that, in recognition of the important role he has played in defining our intelligence-led security platform, Mandiant founder and FireEye President Kevin Mandia has been appointed to the FireEye board of directors,” added DeWalt. “Our recent acquisitions of iSIGHT and Invotas further extend our platform and expand our addressable market, and I’m looking forward to working with Kevin, the rest of the board, and the entire FireEye team as we continue to reimagine cyber security.”

Fourth Quarter 2015 Financial Results

•	Revenue of $184.8 million, an increase of 29 percent from the fourth quarter of 2014.

•	Billings of $256.9 million, an increase of 21 percent from the fourth quarter of 2014.[1]

•	GAAP operating margin of negative 67 percent, compared to negative 80 percent in the fourth quarter of 2014.

•	Non-GAAP operating margin of negative 28 percent, compared to negative 40 percent in the fourth quarter of 2014. [1]

•	GAAP net loss per share of $0.87, compared to a GAAP net loss per share of $0.72 in the fourth quarter of 2014.

•	Non-GAAP net loss per share of $0.36, compared to a non-GAAP net loss per share of $0.38 in the fourth quarter of 2014.[1]

•	Positive cash flow from operations of $9.4 million, an improvement of $9.7 million compared to cash used by operations of $0.3 million in the fourth quarter of 2014.

2015 Financial Results

•	Revenue of $623.0 million, an increase of 46 percent from 2014.

•	Billings of $797.4 million, an increase of 35 percent from 2014.[1]

•	Current deferred revenue of $305.2 million, an increase of $101.3 million, or 50 percent, from the end of 2014.

•	Total deferred revenue of $527.0 million, an increase of $174.5 million, or 49 percent, from the end of 2014.

•	GAAP operating margin of negative 81 percent, compared to negative 113 percent in 2014.

•	Non-GAAP operating margin of negative 38 percent, compared to negative 65 percent in 2014. [1]

•	GAAP net loss per share of $3.50, compared to a GAAP net loss per share of $3.12 in 2014.

•	Non-GAAP net loss per share of $1.61, compared to a non-GAAP net loss per share of $1.97 in 2014.[1]

•	Positive cash flow from operations of $37.0 million, an improvement of $168.3 million compared to cash used by operations of $131.3 million in 2014.

1 A reconciliation of GAAP to non-GAAP financial measures is provided in the financial statement tables included in this press release. An explanation of these measures is also included under the heading “Non-GAAP Financial Measures.”

“We achieved a significant milestone on our path to profitability, with positive operating cash flow of $37.0 million for the year as billings growth exceeded growth in non-GAAP operating expenses,” said Michael Berry, FireEye senior vice president and chief financial officer. “Based on our 2016 guidance for billings and non-GAAP operating expenses, and anticipated capital expenditures, we expect to achieve positive operating and free cash flow for the year.”

First Quarter and 2016 Outlook

FireEye provides guidance based on current market conditions and expectations.

For the first quarter of 2016, FireEye expects:

•	Total revenue in the range of $167 to $177 million.

•	Non-GAAP billings in the range of $163 to $183 million.

•	Non-GAAP operating margin in the range of negative 40 to negative 47 percent of revenue.

•	Non-GAAP net loss per share of $0.49 to $0.53.

Non-GAAP net loss per share for the first quarter assumes interest expense of $3 million associated with the company’s convertible senior notes, income taxes between $1 and $2 million and shares outstanding of approximately 158 million. For 2016, FireEye expects:

•	Total revenue in the range of $815 to $845 million.

•	Non-GAAP billings in the range of $975 to $1,055 million.

•	Non-GAAP operating margin in the range of negative 22 to negative 24 percent of revenue.

•	Non-GAAP net loss per share of $1.25 to $1.32.

•	Positive cash flow from operations in the range of $70 to $80 million.

•	Capital expenditures on property and equipment of approximately $50 million.

Non-GAAP net loss per share for 2016 assumes interest expense of $12.0 million associated with the company’s convertible senior notes, income taxes between $4.0 and $8.0 million and shares outstanding of approximately 162 million.

Guidance for non-GAAP financial measures excludes stock based compensation, amortization of intangible assets, non-cash interest expense related to the company’s convertible senior notes, and other non-recurring expenses. A reconciliation of non-GAAP guidance measures to corresponding GAAP measures is not available on a forward-looking basis as a result of the uncertainty regarding, and the potential variability of, the amounts of stock-based compensation expense, amortization of intangible assets, and other non-recurring expenses that may be incurred in the future.

Business Highlights

FireEye continues to enhance its Global Threat Management Platform and expand its addressable market with product introductions, enhancements and innovations. Business highlights since the release of third quarter 2015 financial results on November 4, 2015, included:

•	The acquisition of privately held iSIGHT Partners, one of the world’s leading providers of cyber threat intelligence to global enterprises. The acquisition expands the FireEye threat intelligence infrastructure, with the addition of a global network of experts who monitor a broad range of threat actors and threat development in 17 countries and 29 languages.

•	The acquisition of privately held Invotas International Corporation, a provider of security automation and orchestration technology. FireEye will leverage the technologies of Invotas® Security Orchestrator to unify cyber attack detection results, threat intelligence and incident response elements of an organization’s security program into a single console, giving enterprises the ability to respond more quickly to attacks through automation.

•	The expansion of the FireEye Global Threat Management Platform with the introduction of two new editions – FireEye Power™ and FireEye Essentials™ – which offer high quality FireEye threat detection and response solutions tailored for organizations at different stages in their security maturity.

Recent accolades and awards for FireEye’s technology and security solutions included:

•	Recognition as the fastest growing cyber security firm in North America in Deloitte’s 2015 Technology Fast 500™, with revenue growth of nearly 1,165 percent from 2011 through 2014.

•	Selection as a CDW 2015 Partner of the Year for providing exemplary products, programs, services and support to CDW and its customers throughout the year.

•	Top position in the Cybersecurity 500 ranking, published by Cybersecurity Ventures, for the fourth consecutive quarter.

FireEye continued to expand its market by offering the risk reduction benefits of its Global Threat Management Platform through innovative new partnerships and strategic alliances, including:

•	Enhancements to the FireEye Fuel partner program designed to increase partner go-to-market opportunities with the new Power and Essentials platform editions and help partners expand their security practices with new products, services and threat intelligence offerings.

•	An agreement with Ingram Micro Inc. to market, sell and support FireEye security products throughout the United States and Canada, making FireEye’s advanced threat management platform available to thousands of Ingram Micro channel partners who purchase or specialize in security solutions.

•	A strategic partnership with technology-driven engineering firm Parsons to provide customers with enhanced protection for industrial control systems (ICS) through advanced technologies, intelligence and services aimed at reducing risk and strengthening overall security postures.

Kevin Mandia Appointed to FireEye Board of Directors

FireEye announced the appointment of Kevin Mandia, FireEye president and founder of Mandiant, to the FireEye board of directors, effective February 9, 2016. Mandia joined FireEye when FireEye acquired Mandiant, a leading provider of advanced endpoint security products and security incident response management solutions, in December 2013.

Enrique Salem Appointed as Lead Independent Director

FireEye also announced the appointment of Enrique Salem, an independent director of the company, to serve as the lead independent director of the FireEye board of directors. A FireEye board member since February 2013, Salem is a managing director of Bain Capital Ventures and was previously president, chief executive officer and a director of Symantec Corporation.

Conference Call Information

FireEye will host a conference call today, February 11, 2016, at 5 p.m. Eastern time (2 p.m. Pacific time) to discuss its fourth quarter and 2015 financial results and the company’s outlook for 2016. Interested parties may access the conference call by dialing 877-312-5521 (domestic) or 678-894-3048 (international). A live audio webcast of the call, as well as related multi-media content, can be accessed from the Investor Relations section of the company’s website at http://investors.fireeye.com. Shortly after the conclusion of the call, an archived version of the webcast will be available at the same website.

Forward-Looking Statements

This press release contains forward-looking statements, including statements related to future revenue, billings, non-GAAP operating margins, interest expense, non-GAAP net loss per share, weighted average shares outstanding, operating cash flow , and capital expenditures on property and equipment in the section entitled “First Quarter and 2016 Outlook” above, as well as statements related to FireEye’s path to profitability, the continued momentum in FireEye’s business and its threat prevention platform, the expanding market for FireEye’s products and services, FireEye’s competitive position, FireEye’s ability to expand its leadership, market share gains and, as a result of its recent acquisitions, its product and service offerings, and the capabilities of partnership offerings and jointly-developed solutions.

These forward-looking statements involve risks and uncertainties, as well as assumptions which, if they do not fully materialize or prove incorrect, could cause FireEye’s results to differ materially from those expressed or implied by such forward-looking statements. The risks and uncertainties that could cause FireEye’s results to differ materially from those expressed or implied by such forward-looking statements include customer demand and adoption of FireEye’s products and services; FireEye’s limited operating history, particularly as a public company; real or perceived defects, errors or vulnerabilities in FireEye’s products or services; FireEye’s ability to react to trends and challenges in its business and the markets in which it operates; FireEye’s ability to anticipate market needs or develop new or enhanced products and services to meet those needs; the failure to achieve expected synergies and efficiencies of operations between FireEye and its acquired companies; the ability of FireEye and its acquired companies to successfully integrate their respective market opportunities, technology, products, personnel and operations; FireEye’s ability to hire and retain critical executives and key employees; FireEye’s ability to attract new and retain existing customers and expand and train its sales force; the budgeting cycles, seasonal buying patterns and length of FireEye’s sales cycle; risks associated with FireEye’s rapid growth; the ability of FireEye and its partners to execute their strategies, plans, objectives and expected investments with respect to FireEye’s partnerships; and general market, political, economic, and business conditions, as well as those risks and uncertainties included under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in FireEye’s Form 10-Q filed with the Securities and Exchange Commission on November 5, 2015, which should be read in conjunction with these financial results and is available on the Investor Relations section of FireEye’s website at investors.fireeye.com and on the SEC website at www.sec.gov.

All forward-looking statements in this press release are based on information available to the company as of the date hereof, and FireEye does not assume any obligation to update the forward-looking statements provided to reflect events that occur or circumstances that exist after the date on which they were made. Any future product, service, feature, or related specification that may be referenced in this release is for informational purposes only and is not a commitment to deliver any offering, technology or enhancement. FireEye reserves the right to modify future product or service plans at any time.

Non-GAAP Financial Measures

In this release FireEye has provided financial information that has not been prepared in accordance with generally accepted accounting principles in the United States (GAAP). These non-GAAP financial measures are not based on any standardized methodology and are not necessarily comparable to similar measures used by other companies. The company uses these non-GAAP financial measures internally in analyzing its financial results and believes that the use of these non-GAAP financial measures is useful to investors as an additional tool to evaluate ongoing operating results and trends, and in comparing the company’s financial results with other companies in its industry, many of which present similar non-GAAP financial measures.

Non-GAAP financial measures are not meant to be considered in isolation or as a substitute for comparable financial information prepared in accordance with GAAP, and should be read only in conjunction with the company’s consolidated financial statements prepared in accordance with GAAP. A reconciliation of the company’s non-GAAP financial measures to their most directly comparable GAAP measures has been provided in the financial statement tables included in this press release, and investors are encouraged to review the reconciliation.

Billings. FireEye defines billings as revenue recognized plus the change in deferred revenue from the beginning to the end of the period. The company considers billings to be a useful metric for management and investors because billings drive deferred revenue balances, which are an important indicator of the health and visibility of the company’s business. Revenue recognized from deferred revenue represents a significant percentage of quarterly revenue. There are a number of limitations related to the use of billings versus revenue calculated in accordance with GAAP. First, billings include amounts that have not yet been recognized as revenue. Second, FireEye’s calculation of billings may be different from other companies in its industry, some of which may not use billings, may calculate billings differently, may have different billing frequencies, or may use other financial measures to evaluate their performance, all of which could reduce the usefulness of billings as a comparative measure. FireEye compensates for these limitations by providing specific information regarding GAAP revenue and evaluating billings together with revenue calculated in accordance with GAAP.

Non-GAAP operating margin, net loss and net loss per share. FireEye defines non-GAAP operating margin as operating loss excluding stock-based compensation expense, amortization of intangible assets, acquisition related expenses, restructuring charges and other special or non-recurring items, divided by total revenue. FireEye defines non-GAAP net loss as net loss excluding stock-based compensation expense, amortization of intangible assets, acquisition-related expenses, non-cash interest expense related to the company’s convertible senior notes, restructuring charges and discrete tax benefits. FireEye defines non-GAAP net loss per share as non-GAAP net loss divided by the weighted average shares outstanding. Additionally, weighted average shares outstanding used to calculate non-GAAP net loss per share excludes stock options, restricted stock units and performance stock units that are anti-dilutive.

Non-GAAP net loss and net loss per share in the fourth quarter 2015 excluded stock-based compensation expense, amortization of intangible assets, non-cash interest expense related to the convertible senior notes issued in June 2015, and acquisition related expenses. Non-GAAP net loss and net loss per share for the fourth quarter of 2014 excluded stock-based compensation expense, amortization of intangible assets, discrete tax benefits related to the acquisition of Mandiant, and restructuring costs.

Non-GAAP net loss and net loss per share for 2015 excluded stock-based compensation expense, amortization of intangible assets, non-cash interest expense related to the convertible senior notes issued in June 2015, and acquisition related expenses. Non-GAAP net loss and net loss per share in 2014 excluded stock-based compensation expense, amortization of intangible assets, acquisition related expenses, discrete tax benefits related to the acquisition of Mandiant, and restructuring costs.

FireEye considers these non-GAAP financial measures to be useful metrics for management and investors because they exclude the effect of stock-based compensation expense, amortization of intangible assets, acquisition related expenses, non-cash interest expense related to the company’s convertible senior notes, restructuring charges, and other non-recurring and discrete items so that management and investors can compare the company’s “core business operating results,” over multiple periods.

There are a number of limitations related to the use of these non-GAAP financial measures versus their nearest GAAP equivalents. First, these non-GAAP financial measures exclude stock-based compensation expense. Stock-based compensation expense has been and will continue to be for the foreseeable future a significant recurring expense in the company’s business. Stock-based compensation is an important part of FireEye employees’ overall compensation. Second, the components of the costs that FireEye excludes in its calculation of these non-GAAP financial measures, including not only stock-based compensation but also non-recurring items such as acquisition related expenses, amortization of intangible assets, non-cash interest expense related to the company’s convertible senior notes, restructuring charges, and discrete tax benefits, may differ from the components excluded by peer companies when they report their non-GAAP results of operations. FireEye compensates for these limitations by providing specific information regarding the GAAP amounts excluded from non-GAAP financial measures and evaluating non-GAAP financial measures together with their nearest GAAP equivalents.

About FireEye, Inc.

FireEye has invented a purpose-built, virtual machine-based security platform that provides real-time threat protection to enterprises and governments worldwide against the next generation of cyber attacks. These highly sophisticated cyber attacks easily circumvent traditional signature-based defenses, such as next-generation firewalls, IPS, anti-virus, and gateways. The FireEye Threat Prevention Platform provides real-time, dynamic threat protection without the use of signatures to protect an organization across the primary threat vectors and across the different stages of an attack life cycle. The core of the FireEye platform is a virtual execution engine, complemented by dynamic threat intelligence, to identify and block cyber attacks in real time. FireEye has over 4,400 customers across 67 countries, including more than 680 of the Forbes Global 2000.

© 2016 FireEye, Inc. All rights reserved. FireEye, iSIGHT, Invotas, Power, Essentials and Mandiant are registered trademarks or trademarks of FireEye, Inc. in the United States and other countries. All other brands, products, or service names are or may be trademarks or service marks of their respective owners.

Media contact:

Vitor De Souza

FireEye, Inc.

415-699-9838

vitor.desouza@fireeye.com

Investor contact:

Kate Patterson

FireEye, Inc.

408-321-4957

kate.patterson@fireeye.com

Source: FireEye

FireEye, Inc.

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited, in thousands)

	December 31, 2015	December 31, 2014
Assets
Current assets:
Cash and cash equivalents	$402,102	$146,363
Short-term investments	767,775	255,845
Accounts receivable, net	172,752	193,182
Inventories	13,747	7,952
Deferred tax assets, current portion	—	25,126
Prepaid expenses and other current assets	30,883	28,669

Total current assets	1,387,259	657,137
Property and equipment, net	78,368	82,298
Goodwill	750,288	750,288
Intangible assets, net	214,560	261,625
Deposits and other long-term assets	10,998	7,533

Total assets	$2,441,473	$1,758,881

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$43,650	$34,057
Accrued and other current liabilities	29,820	24,596
Accrued compensation	79,294	64,551
Deferred revenue, current portion	305,169	203,877

Total current liabilities	457,933	327,081
Convertible senior notes, net	706,198	—
Deferred revenue, non-current portion	221,829	148,666
Deferred tax liabilities, non-current portion	—	24,903
Other long-term liabilities	11,141	7,403

Total liabilities	1,397,101	508,053
Stockholders’ equity:
Common stock	16	15
Additional paid-in capital	2,403,088	1,918,546
Treasury stock	(150,000)	—
Accumulated other comprehensive loss	(2,225)	(441)
Accumulated deficit	(1,206,507)	(667,292)

Total stockholders’ equity	1,044,372	1,250,828

Total liabilities and stockholders’ equity	$2,441,473	$1,758,881

FireEye, Inc.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited, in thousands, except per share amounts)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2015	2014	2015	2014
Revenue:
Product	$66,598	$67,936	$216,632	$178,246
Subscription and services	118,176	75,046	406,335	247,416

Total revenue	184,774	142,982	622,967	425,662
Cost of revenue: (1)(2)
Product	20,915	19,465	74,481	58,980
Subscription and services	42,260	33,827	158,723	116,113

Total cost of revenue	63,175	53,292	233,204	175,093
Total gross profit	121,599	89,690	389,763	250,569
Operating expenses: (1)(2)
Research and development	71,690	53,102	279,467	203,187
Sales and marketing	135,432	118,081	476,166	401,151
General and administrative (3)	37,978	31,949	141,790	121,099
Restructuring Charges (4)	—	1,558	—	4,327

Total operating expenses	245,100	204,690	897,423	729,764
Operating loss	(123,501)	(115,000)	(507,660)	(479,195)
Other expense, net (5)	(11,097)	(670)	(27,465)	(1,249)

Loss before income taxes	(134,598)	(115,670)	(535,125)	(480,444)
Provision for (benefit from) income taxes (6)	1,550	(9,944)	4,090	(36,654)

Net loss attributable to common stockholders	$(136,148)	$(105,726)	$(539,215)	$(443,790)

Net loss per share attributable to common stockholders, basic and diluted	$(0.87)	$(0.72)	$(3.50)	$(3.12)

Weighted average shares used in per share calculations, basic and diluted	156,137	147,746	154,120	142,176

FireEye, Inc.

CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS

(Unaudited, in thousands)

	Twelve Months Ended December 31,
	2015	2014
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(539,215)	$(443,790)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	111,956	94,136
Stock-based compensation expense	222,432	151,852
Non-cash interest expense related to convertible senior notes	20,069	—
Deferred income taxes	(1,353)	(39,869)
Other	4,672	2,261
Changes in operating assets and liabilities, net of assets acquired and liabilities assumed in business combinations:
Accounts receivable	19,126	(97,165)
Inventories	(7,820)	(2,024)
Prepaid expenses and other assets	(675)	1,450
Accounts payable	7,705	(3,193)
Accrued liabilities	7,495	11,403
Accrued compensation	14,429	23,658
Deferred revenue	174,455	164,728
Other long-term liabilities	3,739	5,283

Net cash provided by (used in) operating activities	37,015	(131,270)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of property and equipment and demonstration units	(54,549)	(67,715)
Purchase of short-term investments	(769,097)	(390,360)
Maturities of short-term investments	249,923	131,118
Acquisition of business, net of cash acquired	—	(55,058)
Purchase of investment in private company	(1,800)	—
Lease deposits	(1,226)	(496)

Net cash used in investing activities	(576,749)	(382,511)

CASH FLOWS FROM FINANCING ACTIVITIES:
Net proceeds from follow-on public offering	—	444,338
Net proceeds from convertible debt offering	896,530	—
Prepaid forward stock purchase	(150,000)	—
Proceeds from exercise of equity awards	48,943	41,888

Net cash provided by financing activities	795,473	486,226

Net change in cash and cash equivalents	255,739	(27,555)
Cash and cash equivalents, beginning of year	146,363	173,918

Cash and cash equivalents, end of year	$402,102	$146,363

FireEye, Inc.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

(Unaudited, in thousands, except per share amounts)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2015	2014	2015	2014
GAAP operating loss	$(123,501)	$(115,000)	$(507,660)	$(479,195)
Stock-based compensation expense (1)	57,780	45,245	222,431	151,852
Amortization of intangible assets (2)	11,766	11,689	47,064	45,152
Acquisition related expenses (3)	1,431	—	1,431	1,559
Restructuring charges (4)	—	1,558	—	4,327

Non-GAAP operating loss	$(52,524)	$(56,508)	$(236,734)	$(276,305)
GAAP operating margin	-67%	-80%	-81%	-113%
Stock-based compensation expense (1)	31%	32%	36%	36%
Amortization of intangible assets (2)	6%	8%	8%	11%
Acquisition related expenses (3)	1%	0%	0%	0%
Restructuring charges (4)	0%	1%	0%	1%

Non-GAAP operating margin	-28%	-40%	-38%	-65%
GAAP net loss	$(136,148)	$(105,726)	$(539,215)	$(443,790)
Stock-based compensation expense (1)	57,780	45,245	222,431	151,852
Amortization of intangible assets (2)	11,766	11,689	47,064	45,152
Acquisition related expenses (3)	1,431	—	1,431	1,559
Restructuring charges (4)	—	1,558	—	4,327
Non-cash interest expense related to convertible senior notes (5)	8,672	—	20,069	—
Non-recurring benefit from income taxes (6)	—	(9,373)	—	(39,472)

Non-GAAP net loss	$(56,499)	$(56,607)	$(248,220)	$(280,372)
GAAP net loss per common share, basic and diluted	$(0.87)	$(0.72)	$(3.50)	$(3.12)
Stock-based compensation expense (1)	0.37	0.31	1.44	1.07
Amortization of intangible assets (2)	0.08	0.08	0.31	0.32
Acquisition related expenses (3)	0.01	—	0.01	0.01
Restructuring charges (4)	—	0.01	—	0.03
Non-cash interest expense related to convertible senior notes (5)	0.06	—	0.13	—
Non-recurring benefit from income taxes (6)	—	(0.06)	—	(0.28)

Non-GAAP net loss per common share, basic and diluted	$(0.36)	$(0.38)	$(1.61)	$(1.97)
Weighted average shares used in per share calculations for GAAP and Non-GAAP, basic and diluted	156,137	147,746	154,120	142,176

FireEye, Inc.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

(Unaudited, in thousands, except per share amounts)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2015	2014	2015	2014
(1) includes stock-based compensation expense as follows:
Cost of product revenue	$374	$263	$1,588	$888
Cost of subscription and services revenue	7,673	6,583	29,435	17,037
Research and development	16,917	8,914	68,329	28,968
Sales and marketing	18,862	19,619	73,286	66,773
General and administrative	13,954	9,866	49,793	38,186

Total stock-based compensation expense	$57,780	$45,245	$222,431	$151,852

(2) includes amortization of intangible assets as follows:
Cost of product revenue	$3,064	$2,987	$12,256	$10,942
Cost of subscription and services revenue	5,475	5,475	21,900	21,659
Sales and marketing	3,227	3,227	12,908	12,551

Total amortization of intangible assets	$11,766	$11,689	$47,064	$45,152

(3) includes acquisition related expenses as follows:
General and administrative	$1,431	$—	$1,431	$1,559

(4) includes restructuring charges as follows:
Restructuring charges	$—	$1,558	$—	$4,327

(5) Includes non-cash interest expense related to convertible senior notes as follows:
Other expense, net	$8,672	$—	$20,069	$—

(6) includes discrete benefit from income taxes as follows:
Provision for (benefit from) income taxes	$—	$(9,373)	$—	$(39,472)

FireEye, Inc.

RECONCILIATION OF NON-GAAP BILLINGS TO REVENUE

(Unaudited, in thousands)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2015	2014	2015	2014
GAAP revenue	$184,774	$142,982	$622,967	$425,662
Add change in deferred revenue	72,131	69,622	174,455	165,029

Non-GAAP billings	$256,905	$212,604	$797,422	$590,691

FireEye, Inc.

BILLINGS BREAKOUT

(Unaudited, in thousands)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2015	2014	2015	2014
Product billings	$66,379	$67,554	$212,233	$173,323
Product subscription billings	108,701	80,242	327,372	233,688

Product billings and product subscription billings	175,080	147,796	539,605	407,011
Support and maintenance billings	47,790	39,796	137,447	104,790
Professional services billings	34,035	25,012	120,370	78,890

Non-GAAP billings	$256,905	$212,604	$797,422	$590,691

FireEye, Inc.

REVENUE BREAKOUT

(Unaudited, in thousands)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2015	2014	2015	2014
Product revenue	$66,598	$67,936	$216,632	$178,246
Product subscription revenue	59,825	38,320	205,303	121,907

Product revenue and product subscription revenue	126,423	106,256	421,935	300,153
Support and maintenance revenue	26,042	16,583	89,800	53,406
Professional services revenue	32,309	20,143	111,232	72,103

Total revenue	$184,774	$142,982	$622,967	$425,662